Synthetic Biologics’ Board of Directors Accepts Resignation of

Long-Standing Founder and Board Member

For Immediate Release

Rockville, MD, February 26, 2014 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of anti-infective biologic and drug candidates targeting specific pathogens that cause serious infections and other diseases, announced today that Founder, Board member and subsidiary CEO and President, Steve H. Kanzer, has resigned from the Company, effective immediately, to return his focus to his venture capital and investment banking firms on a full-time basis.

Mr. Kanzer founded Synthetic Biologics, Inc. in 2001 and has served as a member of the Board of Directors since inception, and as Chairman of the Board through February 2010. Mr. Kanzer also served the Company as President from February 2001 until May 2006, Chief Executive Officer from September 2004 until November 2008, Interim Director of Biologic Programs from January 2012 through September 2012, and Licensing Associate from September 2012 through December 2013. Most recently, Mr. Kanzer served as CEO and President of the Company’s majority owned subsidiary, Synthetic Biomics, Inc., where he successfully led the efforts to in-license the Company’s anti-methanogen and irritable bowel syndrome programs from Cedars-Sinai Medical Center.

“Steve Kanzer’s unique sense for identifying novel technologies and for providing keen strategic insight have been invaluable qualities that helped build the foundation for Synthetic Biologics,” stated Jeffrey Riley, Chief Executive Officer at Synthetic Biologics. “As we have grown over the years into a company leading the pursuit for preventions and treatments targeting specific pathogens that cause serious infections and other diseases, Steve has remained committed to the best interests of shareholders, employees, clinicians and patients. We look forward to continuing Steve’s legacy of innovation and moving our pipeline of anti-infective candidates toward the clinic.”

Mr. Riley concluded, “While I and the entire Board respect Steve’s decision, we will miss his distinctive point of view, his extraordinary vision and his astute guidance. On behalf of the Board and the Company, we thank Steve for his dedication and many years of service, and wish him all the best in his future endeavors.”

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a biotechnology company focused on the development of anti-infective biologic and drug candidates targeting specific pathogens that cause serious infections and other diseases. The Company is developing an oral treatment to reduce the impact of methane producing organisms on conditions such as constipation-predominant irritable bowel syndrome (C-IBS), an oral biologic to protect the gastrointestinal microflora from the effects of IV antibiotics for the prevention of C. diff infection, a series of monoclonal antibodies for the treatment of Pertussis and Acinetobacter infections, and a biologic targeted at the prevention and treatment of a root cause of IBS. In addition, the Company is developing an oral estriol drug for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the expected impact of future trial results and continuing Steve Kanzer’s legacy of innovation and moving our pipeline of anti-infective candidates toward the clinic. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, future trial results not meeting our expectations, our ability to successfully innovate and apply our strategic vision and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2012 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, ext. 22

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